SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2006

_____________________________

DOBSON COMMUNICATIONS CORPORATION

(Exact name of Registrant as specified in its charter)

Oklahoma (State or other jurisdiction of incorporation or organization)	000-29225 (Commission File Number)	73-1513309 (I.R.S. Employer Identification No.)

14201 Wireless Way

Oklahoma City, Oklahoma, 73134

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (405) 529-8500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

Effective November 21, 2006, the Board of Directors of Dobson Communications Corporation, or Dobson, adopted a resolution increasing the size of its Board of Directors from seven to eight persons, and appointed Steven P. Dussek to fill the vacancy thus created. Mr. Dussek has been designated a Class I director, and will hold office until the annual meeting of the stockholders of Dobson to be held in 2007, or until his successor has been duly elected and qualified. Mr. Dussek is the President and Chief Executive Officer of Dobson. Mr. Dussek does not currently serve on, nor has he been named to serve on, any committees of the Board of Dobson.

On April 1, 2005, Dobson entered into an employment agreement with Steven P. Dussek pursuant to which Mr. Dussek became Dobson’s President and Chief Executive Officer, effective as of April 11, 2005. For further information regarding the terms of Mr. Dussek’s employment with Dobson, see Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit
10.1	Employment Agreement, dated April 1, 2005, between Dobson Communications Corporation and Steven P. Dussek (1)

(1) Incorporated by reference to the Employment Agreement between Dobson Communications Corporation and Steven P. Dussek dated April 1, 2005, which was filed as Exhibit 10.1 to the current report on Form 8-K filed by Dobson Communications on April 1, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DOBSON COMMUNICATIONS CORPORATION

Date: November 27, 2006	By: /s/Ronald L. Ripley
Ronald L. Ripley
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing

10.1	Employment Agreement, dated April 1, 2005,	Incorporated by reference
between Dobson Communications Corporation
and Steven P. Dussek